   As filed with the Securities and Exchange Commission on December 22, 2000

                                                      REGISTRATION NO. 333-08303

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                         ---------------------------
                      POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ---------------------------

                           BILLING CONCEPTS CORP.
           (Exact name of registrant as specified in its charter)

                 DELAWARE                                        74-2781950
      (State or other jurisdiction of                         (I.R.S. Employer
      incorporation or organization)                         Identification No.)

     7411 JOHN SMITH DRIVE, SUITE 200
           SAN ANTONIO, TEXAS                                       78229
(Address of Principal Executive Offices)                          (Zip Code)

                            BILLING CONCEPTS CORP.
                            401(k) RETIREMENT PLAN
                           (Full title of the Plan)

                              W. AUDIE LONG, ESQ.
        SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                            BILLING CONCEPTS CORP.
                       7411 JOHN SMITH DRIVE, SUITE 200
                           SAN ANTONIO, TEXAS 78229
                    (Name and address of agent for service)

                                 (210) 949-7000
          (Telephone number, including area code, of agent for service)

                         ---------------------------

                                With Copy to:

                         FULBRIGHT & JAWORSKI L.L.P.
                           300 CONVENT, SUITE 2200
                         SAN ANTONIO, TEXAS  78205
                               (210) 224-5575
                     ATTENTION:  PHILLIP M. RENFRO, ESQ.

                         ---------------------------

    This Post-Effective Amendment No. 1 is being filed to amend the Registration Statement (the "Registration Statement") on Form S-8 (No. 333-08303), pursuant to which Billing Concepts Corp., a Delaware corporation (the "Registrant"), registered 25,000 shares of its common stock, $.01 par value ("Common Stock"), issuable pursuant to the Registrant's 401(k) Retirement Plan.

    The Registrant hereby withdraws from registration those shares of Common Stock previously registered pursuant to the Registration Statement that remained unsold due to the Registrant's 401(k) Retirement Plan being acquired by the purchaser of all of the issued and outstanding shares of capital stock of the Registrant's five wholly-owned subsidiaries. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.








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

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio and State of Texas the 21st day of December, 2000.

                                       BILLING CONCEPTS CORP.


                                       By:  /s/ David P. Tusa
                                          -------------------------------------
                                                David P. Tusa
                                                Senior Vice President and
                                                Chief Financial Officer

                                POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Parris H. Holmes, Jr. and David P. Tusa, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                              TITLE                              DATE
---------                              -----                              ----
/s/ Parris H. Holmes, Jr.              Chairman of the Board and          December 21, 2000
----------------------------------     Chief Executive Officer
Parris H. Holmes, Jr.                  and a Director
                                       (Principal Executive Officer)


/s/ David P. Tusa                      Senior Vice President              December 21, 2000
----------------------------------     and Chief Financial Officer
David P. Tusa                          (Principal Financial and
                                       Accounting Officer)


/s/ Lee Cooke                          Director                           December 21, 2000
----------------------------------
Lee Cooke


/s/ Thomas G. Loeffler                 Director                           December 21, 2000
----------------------------------
Thomas G. Loeffler


/s/ William H. Cunningham              Director                           December 21, 2000
----------------------------------
William H. Cunningham

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